UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2012

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation

On November 22, 2012 the Company entered into an Amendment to existing Agreements with maturity dates of month to month and December 1, 2012 with CAB Financial Services Ltd., David DeMartini, Emerald Atlantic LLC, and other debt holders of the Company (“Lenders”). The following are the abridged terms to the Amended Agreements:

(1) If certain strategic developments occur prior to December 31, 2012, then the Company will repay prior to January 25, 2013, the full amount of the outstanding loan due, including all the normal interest due, plus a bonus payment of an additional 30-days interest payment.

(2) If certain strategic developments occur after December 31, 2012, or not at all, then the Company will repay the full amount of the outstanding loan due as per the following:

(i)

The loan repayment schedule will be converted to 12 equal monthly principal payments that together will repay 100% of the principal amount, plus interest at 12% on the monthly declining balance, in arrears; and,

(ii)	The first payment of interest and principal shall be due on January 1, 2013; and,

(iii)

In recognition of the 12-month extension of repayment being granted by the Lender to the Company, it agrees to pay a one-time bonus interest payment of 6% of the principal amount that is outstanding as submit this one-time payment not later than January 25, 2013; and,

(iv)

If during any period of time prior to the full repayment of the principal amount, the Company is in arrears on the monthly interest and principal payments for 90 days, then the interest rate outstanding on all unpaid principal amounts at that time will be increased to 18%; and,

(v)

If the Company makes capital investments cumulatively exceeding $50,000 prior to that time when full repayment of the loan has occurred, then the Company will grant a lien to the Lender on all such capital investments; and,

(vi)

If the Company should drill any new well(s) in the Belmont Lake Oil Field prior to that time when full repayment of the loan has occurred, then the Lender shall have the right, upon 30 days notice from Lexaria, to financially participate in that well under the same terms and conditions as the Company, as to the Lender’s pro-rata portion of a cumulative total of $930,000, which is the total amount of loans being amended under the terms of this Agreement, and limited to all Lenders cumulatively to not more than 30% of the Company’s interest in any new well(s); and,

(vii)	The rights granted to the Lender under Section (4)(vi), above, are transferable only with the written approval, in advance, of the Company; and,

(viii)

The Company retains the right to repay the Loan in full in advance of November 27, 2013 at any time along with the interest due as of the day of full repayment, this right does not negate the rights of Section (4)(iii).

The Company and Purchases hereby agree that all previous Loan Agreements are terminated and any amounts due and owing there under are replaced and superseded by the Promissory Notes issued by the Company pursuant to the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Amendment to Existing Agreements is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amendment to Existing Agreements dated November 22, 2012 (9)
99.1	Press Release dated November 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2012

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO